GENERAL BY-LAW
BY-LAW NUMBER 1

A by-law relating generally to the conduct of the business and affairs of:

2313269 ALBERTA LTD.

(hereinafter called the "**Corporation**").

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
INTERPRETATION

1.1 In the by-laws of the Corporation, unless the context otherwise specifies or requires:

a. "**Act**" means the *Business Corporations Act* of Alberta and the regulations made thereunder, as from time to time amended and every statute that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or status;

b. "**appoint**" includes "**elect**" and vice versa;

c. "**articles of the Corporation**" means the articles of incorporation or continuance of the Corporation, as from time to time amended or restated;

d. "**board**" means the board of directors of the Corporation;

e. "**business day**" means a day which is not a non-business day;

f. "**by-laws**" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

g. "**meeting of shareholders**" includes an annual and a special meeting of shareholders;

h. "**non-business day**" means Saturday, Sunday and any other day that is a holiday as from time to time defined in *The Interpretation Act* (Alberta);

i. "**signing officer**" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of Article 3.1 of this by-law or by a resolution passed pursuant thereto; and

j. "**special meeting of shareholders**" means a meeting of any particular class or classes of shareholders and a meeting of all shareholders entitled to vote at any annual meeting of shareholders at which special business is to be transacted.

1.2 Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act. Words importing the singular number include the plural and vice

versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

1.3 Headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

ARTICLE 2
BANKING AND SECURITIES

Banking Arrangements

2.1 The banking business of the Corporation, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

Voting Rights in Other Bodies Corporate

2.2 The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of such voting certificates or evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Corporation, may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE 3
EXECUTION OF INSTRUMENTS

Authorized Signing Officers

3.1 Unless otherwise authorized by the board, deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, managing director, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other office created by by-law or by the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. The directors may by resolution from time to time adopt and change a corporate seal of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

Cheques, Drafts and Notes

3.2 All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

ARTICLE 4
DIRECTORS

Number

4.1 The board shall consist of such number of directors as is fixed by the articles of the Corporation, or where the articles of the Corporation specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles of the Corporation and as shall be fixed from time to time by resolution of the shareholders.

Election and Term

4.2 Subject to the articles of the Corporation or a unanimous shareholder agreement the election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles of the Corporation or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles of the Corporation and the articles of the Corporation otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles of the Corporation to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles of the Corporation provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

Removal of Directors

4.3 Subject to the Act and the articles of the Corporation and any unanimous shareholder agreement, the shareholders may by ordinary resolution passed at a special meeting remove any director from office before the expiration of his term of office, except a director elected by employees or creditors pursuant to the articles of the Corporation or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles of the Corporation provide for cumulative voting, no director shall be removed pursuant to this Article where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

Consent

4.4 A person who is elected or appointed a director is not a director unless:

a. he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

b. if he was not present at the meeting when he was elected or appointed:

  i. he consented in writing to act as a director before his election or appointment or within ten (10) days after it, or

  ii. he has acted as a director pursuant to the election or appointment.

Vacation of Office

4.5 A director of the Corporation ceases to hold office when:

a. he dies or resigns;

b. he is removed in accordance with section 109 of the Act; or

c. he becomes disqualified under subsection 105(1) of the Act.

Committee of Directors

4.6 The directors may appoint from among their number a managing director, who must be a resident Canadian, or a committee of directors, however designated, of which at least one-quarter (1/4) of the members must be resident Canadians, and subject to section 115 of the Act may delegate to the managing director or such committee any of the powers of the directors, except that (unless the Act otherwise permits) no managing director or committee shall have the authority to:

a. submit to the shareholders any question or matter requiring approval of the shareholders;

b. fill a vacancy among the directors or in the office of auditor;

c. appoint additional directors,

d. issue securities, except in the manner and on the terms authorized by the directors;

e. declare dividends;

f. purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

g. pay a commission for the purchase of shares;

h. approve a management proxy circular;

i. approve any financial statements to be placed before the shareholders at an annual meeting; or

j. adopt, amend or repeal by-laws.

4.7 A committee may be comprised of one director.

Transaction of Business or Committee

4.8 Subject to the provisions of this by-law with respect to participation in a meeting by electronic means or telephone, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of

such committee may be held at any place in or outside Alberta and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of meetings of the board.

Procedure

4.9 Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

Remuneration and Expenses

4.10 Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.11 If required by the Act, the aggregate remuneration paid to the directors and the aggregate remuneration paid to the five highest paid officers, employees, other than directors, shall be disclosed to the shareholders at every annual meeting, in the management proxy circular forwarded to the shareholders in advance of an annual meeting, the financial statements placed before the shareholders, a statement of remuneration or in such other manner as the chairman of the meeting may determine.

Vacancies

4.12 Subject to the Act, a quorum of the board may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles of the Corporation. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles of the Corporation, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Action by the Board

4.13 Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not expressly directed or required to be done in some other manner by the Act, the articles of the Corporation, the by-laws, any special resolution of the shareholders of the Corporation, a unanimous shareholder agreement or by statute. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors. If the Corporation has only one director, that director may constitute a meeting.

ARTICLE 5
MEETING OF DIRECTORS

Place of Meeting

5.1 Meetings of the board may be held at any place within or outside Alberta.

Notice of Meeting

5.2 Unless the directors have made regulations otherwise, meetings of the board may be summoned on not less than twenty-four (24) hours' notice to each director (or each director who is a member of the committee of directors in respect of which such notice of meeting is being given), given verbally or in writing, and whether by means of telephone or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

5.3 Provided, however, that a director may in any manner, and either before or after the meeting, waive notice of a meeting or any irregularity in a meeting or in the notice thereof and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.4 For the first meeting of the board to be held immediately following an election of directors no notice of such meeting shall be necessary, and for a meeting of the board at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided, in each case, that a quorum of the directors is present.

Adjourned Meeting

5.5 Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of the board or committee of the board is not required if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the meeting calling the same.

Calling of the Meetings

5.6 Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director or the president may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, the chairman, or the president.

Regular Meetings

5.7 The board may, from time to time, appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

Chairman

5.8 The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

Quorum

5.9 Subject to the following Article 5.10, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

One-Quarter (1/4) Canadian Representation at Meetings

5.10 Directors shall not transact business at a meeting of directors unless at least one-quarter of the directors present are resident Canadians. Notwithstanding the foregoing, directors may transact business at a meeting of directors when less than one-quarter of the directors present are resident Canadians if:

a. a resident Canadian director who is unable to be present approves in writing or by electronic means, telephone or other communications facilities the business transacted at the meeting; and

b. the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under Article 5.10.a, totals at least one-quarter (1/4) of the directors present at the meeting.

Voting

5.11 Questions arising at any meeting of the board shall be decided by a majority of votes, and in the event of any equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Participation in Meeting

5.12 A director may participate in a meeting of the board or a committee of the board by electronic means, telephone or other communication facilities, as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at the meeting.

Resolution in Lieu of Meeting

5.13 Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors is as valid as if it had been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

Amendments to the Act

5.14 It is hereby affirmed that the intention of Articles 4.6, 5.10 and 7.5 as they relate to Canadian representation is to comply with the minimum requirements of the Act and in the event that such

minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be deemed to be correspondingly amended, deleted or replaced without any further act of the directors of shareholders of the Corporation.

ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Conflict of Interest

6.1 A director or officer shall not be disqualified from his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or material transaction with the Corporation or a subsidiary thereof. Such a director or office shall, however, disclose the nature and extent of his interest in the contract or transaction at the time and in the manner provided by the Act. Except as permitted by the Act, no such director of the Corporation shall vote on any resolution to approve such contract or transaction. If a material contract or material transaction is made or entered into between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer has a material interest, (a) the contract or transaction is, subject to the Act, neither void or voidable by reason only of that relationship, or by reason only that a director with an interest in the contract or transaction is present at or counted to determine the presence of a quorum at a meeting of the directors or committee of directors that authorized the contract or transaction, and (b) a director or officer or former director or officer of the Corporation to whom a profit accrues as a result of the making of the contract or transaction is not liable to account to the Corporation for that profit by reason only of holding office as a director or officer, if the director or officer disclosed the interest in accordance with the provisions of the Act and the contract was approved by the directors or shareholders and it was reasonable and fair to the Corporation at the time it was approved. This Article 6.1 is subject to any unanimous shareholder agreement.

Limitation of Liability

6.2 Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board.

6.3 No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board. An act of the directors or a committee of directors is valid notwithstanding non-compliance with the residency requirements (if any) set out in Articles 4.6, 5.10, 5.14 and 7.5.

Indemnity

6.4 Subject to section 124 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

a. he acted honestly and in good faith with a view to the best interests of the Corporation; and

b. in case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.5 The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Article 6.4 and 6.5.

Insurance

6.6 The Corporation may purchase and maintain insurance for the benefit of any person referred to in Articles 6.4 and 6.5 against any liability incurred by him:

a. in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

b. in his capacity as a director or officer of the another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

ARTICLE 7
OFFICERS

Election or Appointment

7.1 Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board (either on a full-time or part-time basis), a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a managing director and a chairman of the board who must be directors, an officer may, but need not be, a director and one person may hold more than one office.

7.2 Subject to the articles of the Corporation or any unanimous shareholder agreement, all officers, employees and agents shall be subject to removal by resolution of the directors at any time, with or without cause. An officer of the Corporation ceases to hold office when such officer dies, resigns or is removed from office. A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

Chairman of the Board

7.3 The chairman of the board shall, when present, preside as chairman at all meetings of the board and at all meetings of shareholders.

7.4 If no managing director is appointed, the board may assign to the chairman of the board any of the powers and duties that, by any provision of this by-law, are assigned to the managing director; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or if no managing director, by the president.

Managing Director

7.5 The managing director shall have, subject to the authority of the board, general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

President

7.6 The president shall, subject to the authority of the board and the managing director, if any, have such powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of a committee of directors.

Vice-President

7.7 During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

Secretary

7.8 The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; he shall, subject to the provisions of the Act, maintain the records referred to in subsections 21(1), 21(3) and 21(5) of the Act except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer, if any, may specify.

Treasurer

7.9 The treasurer shall keep proper accounting records in compliance with the Act and shall have the care and custody of all funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct; provided that the treasurer may from time to time arrange for the temporary deposit of monies of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so directed by the board for the purpose of facilitating the transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so directed; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify. If no treasurer is appointed, his duties shall be performed and his powers exercised by the secretary.

General Manager or Manager

7.10 If elected or appointed, the general manager shall have, subject to the authority of the board, the managing director, if any, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

Powers and Duties of Other Officers

7.11 The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, the managing director, if any, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

Variation of Powers and Duties

7.12 The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

Vacancies

7.13 If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution may appoint a person to fill such vacancy.

Remuneration and Removal

7.14 The remuneration of all officers appointed by the board shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. Subject to any unanimous shareholder agreement, all officers shall be subject to removal by resolution of the board at any time, with or without cause, notwithstanding any agreement to the contrary other than a unanimous shareholder agreement, provided however that this right of removal shall not limit in any way such officer's right to damages by virtue of such agreement or any other rights resulting from such removal in law or equity.

Agents and Attorneys

7.15 The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

Conflict of Interest

7.16 An officer shall disclose his interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in accordance with Article 6.1.

Fidelity Bonds

7.17 The board may require such officers, employees and agent of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

ARTICLE 8
SHAREHOLDERS' MEETINGS

Annual Meetings

8.1 Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and at such place or places as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles of the Corporation, and for the transaction of such other business as may properly be brought before the meeting.

Special Meetings

8.2 The board shall have the power to call a special meeting of shareholders at any time.

Place of Meetings

8.3 Meetings of shareholders shall be held as provided for in the articles of the Corporation or failing any reference in the articles of the Corporation at such place in Alberta as the directors, the chairman of the board, the managing director or the president may determine.

Record Date for Notice

8.4 The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

Notice of Meeting

8.5 Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting (exclusive of the day of mailing

and of the day for which notice is given) to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or the transfer agent as a shareholder, to each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to section 106 or 113 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be served on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to Article 8.4 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A special meeting and an annual meeting may be convened by one and the same notice and it shall be no objection to the notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting. The accidental omission to give notice of any meeting of shareholders to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

Right to Vote

8.6 Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Article 8.7 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to Article 8.4 hereof, or, if no record date is fixed, after the date on which the list referred to in Article 8.7 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such share or otherwise establishing that he owns such share, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities' register as the holder of one or more shares carrying the right to vote at such meeting.

List of Shareholders Entitled to Notice

8.7 In the event the Corporation has greater than fifteen (15) shareholders entitled to vote at a meeting, for every meeting of shareholders the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Article 8.4 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the last business day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities' register is maintained and at the place where the meeting is held.

Meetings Without Notice

8.8 A meeting of shareholders may be held without notice at any time and place permitted by the Act:

a. if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

b. if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

8.9 At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

Waiver of Notice

8.10 A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, or the time for giving of any such notice or any irregularity in any meeting or in the notice thereof, and any such waiver may be validly given either before or after the meeting to which such waiver relates and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Chairman, Secretary and Scrutineers

8.11 The chairman of the board or, in his absence, the president, if such an office has been elected or appointed and is present, or otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any meeting of shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, or declines to be chairman of the meeting, the persons present and entitled to vote shall choose one of their number of be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

Persons Entitled to be Present

8.12 The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles of the Corporation or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Quorum

8.13 A quorum at any meeting of shareholders unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles of the Corporation or by any other by-law or any unanimous shareholder agreement shall be persons present not being less than two (2) in number and holding or representing not less than thirty-five percent (35%) of the shares entitled to be voted at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout

the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholder(s) present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

Participation in Meeting

8.14 A shareholder or any other person entitled to attend a meeting may do so by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other and a person participating in such a meeting by those means is deemed to be present at the meeting.

Proxyholders and Representatives

8.15 Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder who is a body corporate, a trust, or association, by an individual authorized by a resolution of the board or governing body of the body corporate, trust or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.

8.16 A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

8.17 Where a person holds shares as a personal representative, such person or his or her proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him or her, and the chairman of the meeting may establish or adopt rules or procedures in relation to the recognition of such person to vote the shares in respect of which such person has been appointed as a personal representative.

8.18 Where a person mortgages, pledges or hypothecates his shares, such person or such person's proxy is the person entitled to vote at all meetings of shareholders in respect of such shares so long as such person remains the registered owner of such shares unless, in the instrument creating the mortgage, pledge or hypothec, the person has expressly empowered the person holding the mortgage, pledge or hypothec to vote in respect of such shares, in which case, subject to the articles of the Corporation, such holder or such holder's proxy is the person entitled to vote in respect of the shares and the chairman of the meeting may establish or adopt rules or procedures in relation to the recognition of the person holding the mortgage, pledge or hypothec as the person entitled to vote in respect of the applicable shares.

8.19 Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them and the chairman of the meeting may establish or adopt rules or procedures in that regard.

8.20 An instrument appointing a proxyholder shall be in written or printed form and shall be executed by the shareholder or by such shareholder's attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. An instrument appointing a proxyholder shall comply with the requirements of the Act and be in a form as established by the Corporation from time to time.

Time for Deposit of Proxies

8.21 The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays, Sundays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall

be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

Joint Shareholders

8.22 If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholder may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

Votes to Govern

8.23 Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman shall have a second or casting vote.

Show of Hands

8.24 Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be *prima facie* evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question. The chairman shall conduct the proceedings at the meeting of shareholders and the chairman's decision in any matter or thing, including, without limitation, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders.

Ballots

8.25 On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment or termination it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles of the Corporation or, in the absence of such provision in the articles of the Corporation, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question. The demand or requirement for a ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the ballot has been demanded or required.

Adjournment

8.26 The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time to a fixed time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 149(1) of the Act does not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

Resolution in Lieu of a Meeting

8.27 A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

Only One Shareholder/Majority Shareholder

8.28 Notwithstanding Article 8.13 hereof, where the Corporation has only one shareholder or only one holder of any class or series of shares or where one shareholder holds a majority of the shares entitled to vote at the meeting, the shareholder present in person or duly represented constitutes a meeting and a quorum for such meeting.

ARTICLE 9
SHARES

Non-Recognition of Trusts

9.1 Subject to the Act, the *Securities Transfer Act* (Alberta) and the regulations made thereunder and the *Civil Enforcement Act* (Alberta), the Corporation may treat the registered holder of any shares as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

Certificates

9.2 The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgement of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgements of a shareholders' right to a share certificate, respectively, shall be in such form as described by the Act and as the board shall from time to time approve. A share certificate shall be signed manually or electronically by at least one director or officer of the Corporation or by or

on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

Replacement of Share Certificates

9.3 Subject to compliance with sections 92 and 93 of the *Securities Transfer Act* (Alberta), the board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of or upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

Joint Holders

9.4 The Corporation is not required to issue more than one share certificate in respect of share held jointly be several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

Placement of Lien for Indebtedness

9.5 The Corporation may, in accordance with section 66 of the *Securities Transfer Act* (Alberta) and the regulations made thereunder (the "**STA**"), place a lien on the shares registered in the name of a shareholder or such shareholder's legal representative for a debt of that shareholder to the Corporation. While such debt is outstanding, the Corporation may refuse to register a transfer of the whole or any part of the shares subject to the lien.

ARTICLE 10
TRANSFER OF SECURITIES

Registration of Transfer

10.1 Subject to the Act and the STA, if a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

a. section 86 of the STA has been complied with;

b. the certificate representing the share has an endorsement or completed stock power of attorney which complies with the STA made thereon or delivered therewith duly executed by an appropriate person as provided by the STA;

c. any reasonable fees prescribed by the board have been paid;

d. all restrictions on transfer as are imposed by statute, the articles of the Corporation or unanimous shareholder agreement of the Corporation have been complied with;

e. any lien referred to in Article 9.5 is satisfied; and

f. all such other requirements as the Corporation or its transfer agent may reasonably impose have been complied with and are satisfied.

Transfer Agents and Registrar

10.2 The board may from time to time by resolution appoint or remove one or more trust corporations registered under the *Loan and Trust Corporations Act* (Alberta) as its agent or agents to maintain a central securities' register or registers, or an agent or agents to maintain a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

Securities' Registers

10.3 A central securities' register of the Corporation shall be kept at its registered office or at any other place in Alberta designated by the board to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

a. the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

b. the number of shares or other securities held by each holder; and

c. the date and particulars of the issuance and transfer of each share or other security.

10.4 A branch securities' register or registers may be kept either in or outside Alberta at such place or places as the directors may determine. A branch securities' register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities' register.

Deceased Shareholders

10.5 In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments to anyone other than the registered owner of the share except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 11
DIVIDENDS AND RIGHTS

Dividends

11.1 Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation.

Dividend Cheques

11.2 A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint

holders and mailed to them at their recorded address, and if more than one address is recorded in the Corporation's security register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Non-Receipt of Cheques

11.3 In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

Unclaimed Dividends

11.4 No dividend shall bear interest against the Corporation other than as identified in the articles of the Corporation. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

Record Date for Dividends and Rights

11.5 The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, if the Corporation is a distributing Corporation as defined in the Act, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

ARTICLE 12
INFORMATION AVAILABLE TO SHAREHOLDERS

Confidential Information

12.1 Except as provided by the Act or a unanimous shareholder agreement, no shareholders shall be entitled to obtain information respecting any details of the Corporation's business which in the opinion of the directors would be inexpedient or not in the interests of the Corporation to communicate to the public.

Conditions of Access to Information

12.2 The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholders shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

Registered Office and Separate Records Office

12.3 The registered office of the Corporation shall be at a place within Alberta and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Alberta, as the board may from time to time determine.

ARTICLE 13
NOTICES

Method of Giving Notices

13.1 A notice or document required by the Act, the articles of the Corporation or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

a. the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

b. the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act.

13.2 Subject to section 134(2) of the Act, a notice or document sent by mail in accordance with the foregoing to a shareholders or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholders or director did not receive the notice or document at the time or at all.

13.3 A notice or document required to be sent or delivered as noted above in this Article 13.1 or pursuant to section 256 or 257 of the Act may be sent by electronic means in accordance with the provisions of the *Electronic Transactions Act* (Alberta).

Notice to Joint Shareholders

13.4 If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

Persons Entitled by Death or Operation of Law

13.5 Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholders from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

Non-Receipt of Notices

13.6 If a notice or document is sent to a shareholder in accordance with Article 13.1 and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with Article 13.1 of this by-law the notice shall be deemed to be received by the shareholders on the date deposited in the mail notwithstanding its return.

Omissions and Errors

13.7 Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Signature on Notices

13.8 Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

Waiver of Notice

13.9 If a notice or document is required by the Act, the articles of the Corporation, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

Proof of Service

13.10 A certificate of any officer of the Corporation in office at the time of making the certificate or agent of the Corporation as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder, director, officer, or auditors of the Corporation or any other person or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation or other person, as the case may be.

ARTICLE 14
MISCELLANEOUS

Directors to Require Surrender of Share Certificates

14.1 The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificate, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with section 48 of the Act, in particular, replacing existing share certificate with share certificates that are not negotiable securities under the Act. The directors in office shall act by resolution under this Article 14.1 and shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholders to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the director may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

Financial Assistance to Shareholders, Employees and Others

14.2 The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

a. to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation;

b. to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

c. to a holding body corporate if the Corporation is a wholly-owned subsidiary of the holding body corporate;

d. to a subsidiary body corporate of the Corporation; or

e. to employees of the Corporation or any of its affiliates:

  i. to enable or assist them to purchase or erect living accommodation for their own occupation; or

  ii. in accordance with the plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

and, subject to the Act:

f. to a shareholder or director of the Corporation or of an affiliated corporation;

g. to an associate of a shareholder or of a director of the Corporation or of an affiliated corporation; or

h. to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

Severability

14.3 The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

MADE by the board effective January 6, 2021.

DocuSigned by:

Matthew Rahman

MATTHEW RAHMAN – DIRECTOR

BY-LAW NUMBER 2

A by-law respecting the borrowing of money, the giving of guarantees and the giving of security by:

2313269 ALBERTA LTD.

(hereinafter called the "**Corporation**").

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1.1 The directors of the Corporation may from time to time:

a. borrow money on the credit of the Corporation;

b. issue, reissue, sell or pledge debt obligations of the Corporation, including bonds, debentures. Notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

c. subject to section 45 of the *Business Corporations Act* of Alberta (the "**Act**"), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, including any individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

d. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation; or

e. delegate to one or more directors, a committee of directors or one or more officers of the Corporation, as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each such delegation

1.2 In the event any provision of any other by-law of the Corporation now in force is inconsistent with or in conflict with any provision of this by-law, the provisions of this by-law shall prevail to the extent necessary to remove the inconsistency or conflict.

MADE by the board effective January 6, 2021.

DocuSigned by:
Matthew Rahman

MATTHEW RAHMAN – DIRECTOR